Selective Insurance Group, Inc.

New York Society of Security Analysts
13th Annual Insurance Conference

February 9, 2009

 Certain statements in this report, including information incorporated by reference, are “forward-
 looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995
 (“PSLRA”). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities
 Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-
 looking statements by use of words such as "may," "will," "could," "would," "should," "expect,"
 "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely" or "continue" or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
 Factors, that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are discussed in further detail in Selective’s public filings with the United States Securities and Exchange Commission. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.
Forward Looking Statement

Only 10% of P&C carriers rated A+ or better
MN
IA
MO
WI
MI
MI
NC
NY
NJ
DE
CT
MA
TN
Selective Profile

A Foundation of Financial Strength
• Conservative investment portfolio
• Disciplined reserving practices
• Strong reinsurance program
• High-quality capital

$3.5B Invested Assets
as of December 31, 2008
Most asset classes became correlated in 2008
Conservative Investment Portfolio

Source: A.M. Best, Barclays Capital
Peers include: CB, CINF, CNA, THG, HIG, Liberty Mutual, PHLY, SAF, STFC, TRV, WRB
Economic benefit of alternative investments: $30M over 10 years
Asset Allocation to Equities and Other Investments

Calendar Year Reserve Development (p/t)	($10M)	($5M)	$7M	$16M	$18M
52.6%
54.8%
56.9%
57.5%
53.9%
Carried

$2,415M
Disciplined Reserving Practices

Percentages are net of tax, reinsurance and reinstatement premium.
RMS data as of 6/30/08; Equity data as of 12/31/08.
CAT cover: $310M in excess of $40M
RMS Model
Strong Natural Catastrophe Program

Sustainable growth rate of 5%
High Quality Capital
Strong Liquidity Position
• Premium to surplus: 1.7x
• Debt to total capitalization:
 – Total: 23.5%
 – Adjusted: 17.0%
• Weighted average life of debt: 36 years
• Ended 2008 with $200 million cash
 – $60 million at holding company
 – $140 million at insurance subsidiaries
• $50 million syndicated line of credit

Long-Term Shareholder Value Creation

OTTI	$0.65
Fixed Income	$1.39
Equity	$1.21
Pension charge	$0.72
Total	$3.97
2008 Market Valuation Impact on Book Value
• Through Jan 31, 2009 total investment portfolio
 recovered approximately $30M after-tax or $0.57/share
• Equity exposure reduced to $132M at 12/31/2008

Cycle Management

Sources: Advisen and Tillinghast CLIPs
Selective gave up less price than competitors in 2008:
 (3.1)% versus (5.8)%
Commercial Lines Pricing Continues to Decline

118.2%
103.7%
120.4%
104.6%
100.4%
Reported
98.5%
Estimated Commercial Lines Statutory Combined Ratios
Based on Various Rating Surveys Pricing Impact

Cumulative Direct Premiums ($M)
2003
2007
500
1,000
1,500
2008
Note: Active agents only, calendar-year basis
Agent’s Profitability 2003, 2007, and 2008

FY 2008 DPW Growth
Business
Segments
12/31/08
3 year
Combined
Ratio
Growth
Market
Penetration
Segment 61	101.2%
Segment 80	120.2%
Segment 21	86.3%
Segment 40	95.3%
Segment 1	68.7%
Segment 20	85.8%
Segment 41	95.6%
Segment 60	101.0%
New & Renewal +4%
New & Renewal -5%
New & Renewal -2%
New & Renewal +1%
Profitable Growth through Segmentation

Commercial Lines	Operating Return on Equity
% C/L Book	New (%)	Renewal (%)	Total (%)
Worst 5% (1 Diamond)	(43.3)	(59.3)	(57.4)
Best 95%	0.7	13.4	10.6
Total Commercial	(0.5)	11.0	8.5
The power of predictive modeling
Knowledge Management
Predictive Modeling
• Pricing precision through predictive modeling
 – Commercial lines models: workers compensation, BOP, CPP
 and commercial auto
 – MATRIX® for personal lines: auto and homeowners

Profitability Drivers
• Predictive modeling
 – 1 & 2 diamond: minimum 8% rate increase, reduce number of accounts
 – 5 diamond: increase number of accounts
• Unprofitable agent strategy
 – Tactical underwriting of renewal books
 • Overall rate level of book
 • Quality distribution by diamond score
 – Focus new business opportunities in targeted segments
• Segmentation
 – Granular performance analyses
 – Targeted price increases
• Increase pricing

2006
2007
2008
Commercial Lines Pure Price vs. Retention

Growth Opportunities
• State expansion MA and TN: $85B commercial lines
 premium potential
• Agency appointments: 300 since 2005
• One & Done® small business: new business up 7% in 2008
• Leads Program:
 – Leverages power of predictive models and information assets
 – Infuses quality prospects into the agency sales pipeline
 – 360 participating agents

Percent of Total Premium Diamond Distribution*
WC, BOP, CPP, CA
*For lines < $50,000
Quality of New Business

%
Personal Auto Pricing

Source: SNL Financial and Company Reports
Peer Average
2008 Agency Survey Results
8.5 on a 10 pt. scale
Agency Penetration

Robert Rusboldt
President and CEO
Independent Insurance Agents
and Brokers of America
“…super-regionals like Selective are
attracting the top independent agents in the
country, there’s going to be a flight to good
companies like Selective [who have] taken
on the role that nationals used to play as far
as loyalty and quality of service and
excellence”
“There will be a flight to quality…”

Selective Insurance Group, Inc.

New York Society of Security Analysts
13th Annual Insurance Conference

February 9, 2009